UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2009

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 28, 2009, Accuride Corporation (the “Company”) entered into Indemnification Agreements, (each an “Indemnification Agreement”) with Michael Alger, who was recently appointed to the Company’s Board of Directors, James Woodward, Senior Vice President and Chief Financial Officer, and certain other officers of the Company and its subsidiaries.  The Indemnification Agreements are in the form of the Form of Indemnification Agreement attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on February 4, 2009.

Item 8.01 Other Events.

On September 28, 2009, an affiliate of Sun Capital Securities Group, LLC (“Sun Capital”) exercised a portion of its Warrant exercisable for 25 percent of the Company’s fully-diluted common stock, a copy of which is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 4, 2009.  Upon notice from Sun Capital that it was exercising the Warrant for 24.5 percent of the Company’s fully-diluted common stock on a cashless basis, the Company issued 11,386,345 shares of common stock to Sun Capital.  Sun Capital may exercise the remaining portion of the Warrant at any time through February 4, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	October 1, 2009	/s/ Stephen A. Martin
Stephen A. Martin
Vice President / General Counsel